UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2021

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway
Suite 1100
Dallas
Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on October 16, 2020, the independent members of the board of directors of Ashford Inc. (the “Ashford Inc. Directors”) provided Ashford Hospitality Trust, Inc. (“Ashford Trust”): (i) a 30-day deferral on the payment of certain fees and reimbursable expenses with respect to the month of October 2020 payable under the Amended and Restated Advisory Agreement, effective as of June 10, 2015, by and among Ashford Trust, Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC, as amended (the “Advisory Agreement”); and (ii) a 30-day deferral on the payment of certain fees payable to Lismore Capital II LLC (“Lismore”), a subsidiary of Ashford Inc., pursuant to the amended and restated agreement, effective as of April 6, 2020, with Lismore, whereby Lismore, acting as agent for Ashford Trust, was engaged to seek maturity extensions, refinancings, forbearances, principal reductions and debt-to-equity conversions of Ashford Trust’s existing mortgage and mezzanine loans (the “Lismore Agreement”). On November 5, 2020, the Ashford Inc. Directors provided Ashford Trust: (i) an additional 30-day deferral of the base advisory fees and Lismore success fees for the month of October 2020 that were previously deferred; and (ii) a 30-day deferral of the base advisory fees and any Lismore success fees for the month of November 2020. On November 26, 2020, the Ashford Inc. Directors provided Ashford Trust: (i) an additional deferral of the base advisory fees and any Lismore success fees for the months of October 2020 and November 2020 that were previously deferred; and (ii) a deferral of the base advisory fees and any Lismore success fees for the month of December 2020 such that all such fees would be due and payable on January 4, 2021.

Additionally, as previously disclosed on January 7, 2021, the Ashford Inc. Directors provided Ashford Trust: (i) an additional deferral of the base advisory fees and any Lismore success fees for the months of October 2020, November 2020 and December 2020 that were previously deferred; and (ii) a deferral of the base advisory fees and any Lismore success fees for the month of January 2021 such that all such fees would be due and payable on January 11, 2021.

On January 11, 2021, the independent members of the board of directors of Ashford Trust requested that Ashford Inc. provide Ashford Trust an additional deferral of the base advisory fees and any Lismore success fees for the months of October 2020, November 2020, December 2020 and January 2021 that were previously deferred such that all such fees would be due and payable on the earlier of (x) January 18, 2021 and (y) immediately prior to the closing of that certain proposed credit facility (the “Credit Facility”) by and among Ashford Trust and certain of its affiliates and certain affiliates of Oaktree Capital Management, L.P. On January 11, 2021, the Ashford Inc. Directors provided Ashford Trust with the foregoing request. Additionally, the Ashford Inc. Directors waived any claim against Ashford Trust and Ashford Trust’s affiliates and each of their officers and directors for breach of the Advisory Agreement and Lismore Agreement or any damages that may have arisen in absence of such fee deferral.

In accordance with the terms of the previously disclosed deferrals, Ashford Trust paid Ashford Inc. $14,411,432 immediately prior to the closing of the Credit Facility.

The information in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

	By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel & Secretary

Date: January 15, 2021

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